Exhibit 99.1

Seritage Growth Properties Reports Fourth Quarter and Full Year 2018 Operating Results

– Signed new leases totaling 3.1 million square feet at an average re-leasing multiple of 3.9x –

– Ended year with nearly $1.0 billion of cash on hand and committed capital –

– Subsequent to year end, signed a master lease with successor to Sears Holdings for 51 locations –

New York, NY – February 28, 2019 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 232 retail and mixed-use properties totaling approximately 36.3 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the quarter and year ended December 31, 2018.

Summary Financial Results

For the quarter ended December 31, 2018:

•	Net loss attributable to common shareholders of $56.0 million, or $1.57 per share
•	Total Net Operating Income (“Total NOI”) of $34.1 million
•	Funds from Operations (“FFO”) of $7.0 million, or $0.13 per share
•	Company FFO of ($4.4) million, or ($0.08) per share

For the year ended December 31, 2018:

•	Net loss attributable to common shareholders of $78.4 million, or $2.20 per share
•	Total NOI of $143.1 million
•	FFO of $24.1 million, or $0.43 per share
•	Company FFO of $15.7 million, or $0.28 per share

“We are very pleased with our fourth quarter performance, which included 878,000 square feet of new leasing at an average re-leasing multiple of 4.0x for space previously occupied by Sears.  Since inception, we have leased nearly 8.0 million square feet at an average re-leasing multiple of 4.1x, and completed or commenced 97 redevelopment projects totaling approximately $1.5 billion of total capital investment with targeted incremental yields of approximately 11% on an unlevered basis,” said Benjamin Schall, President and Chief Executive Officer.  “To fund this transformative redevelopment program, we have maintained access to multiple sources of liquidity and currently have $533 million of cash on hand and a committed $400 million incremental funding facility.  Further, having generated over $230 million in 2018 through the formation of joint ventures and divestiture of smaller market assets, we continue to recycle capital into the highest value creation opportunities in our portfolio.”

Mr. Schall continued, “We have rapidly diversified our tenant base, with over 70% of our annual base rent under lease now derived from diversified, non-Sears tenants (up from 20% at inception).  In February, we signed a new master lease with the successor to Sears Holdings that maintains 51 locations leased to Sears or Kmart, which will become effective following the rejection of the existing Master Lease with Sears Holdings.  The new lease provides Seritage with expanded rights to execute on our redevelopment initiatives. As we look forward, we expect to continue to utilize our platform and expand our relationships with growing retailers, mixed-use developers and institutional capital allocators to further unlock embedded value through our retail redevelopments and larger mixed-use pipeline.”

Operating Highlights

Rental Income

During the year ended December 31, 2018, the Company added $45.2 million of new diversified, non-Sears income and increased annual base rent attributable to diversified, non-Sears tenants to 70.9% of total annual base rent from 52.2% as of December 31, 2017, including all signed leases and net of rent attributable to the associated space to be recaptured.

The table below provides a summary of all the Company’s signed leases as of December 31, 2018, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Annual	% of Total	Annual
Tenant	Leases	GLA	Leased GLA	Rent	Annual Rent	Rent PSF
Sears Holdings (1)(2)	105	12,619	56.0%	$61,341	29.1%	$4.86
In-place diversified, non-Sears leases (2)	236	5,043	22.4%	66,200	31.4%	13.13
SNO diversified, non-Sears leases (2)(3)	170	4,852	21.6%	83,297	39.5%	17.17
Sub-total diversified, non-Sears leases	406	9,895	44.0%	149,497	70.9%	15.11
Total	511	22,514	100.0%	$210,838	100.0%	$9.36

(1)	Number of leases reflects number of properties subject to the 2015 Sears Holdings Master Lease and JV Master Leases.
(2)	Metrics include four properties subject to previously exercised recapture notices and five properties under contract for sale.
(3)	SNO = signed but not yet opened leases.

Leasing

In 2018, the Company signed new leases totaling 3.1 million square feet, representing a 17% increase over 2017 leasing activity, including approximately 878,000 square feet signed in the fourth quarter at an average base rent of $18.03 PSF (retail leases represented 664,000 square feet at an average base rent of $20.98 PSF).

Below is a summary of the Company’s leasing activity, including its proportional share of unconsolidated joint ventures, as of December 31, 2018:

(in thousands, except PSF amounts)
					Since
	Q4 2018		FY2018		Inception
Leases	31		119		$287
Square feet	878,000		3,055,000		7,885,000
Annual base rent	$15,830		$45,197		$131,164
Annual base rent PSF (1)	$20.98		$17.30		$17.64
Re-leasing multiple (1)(2)	4.0	x	3.9	x	4.1	x

(1)	Reflects retail leases only; excludes certain self storage, auto dealership, medical office and ground leases.
(2)	Excludes densification square footage (e.g. new outparcel developments) and backfill of vacant space not previously occupied by Sears.

Development

In 2018, the Company commenced projects totaling $382 million, including 19 new redevelopments and the expansion of seven previously announced projects. This activity included three new projects representing $65.0 million of capital investment in the fourth quarter.

Below is a summary of the Company’s announced development activity from inception through December 31, 2018, presented at 100% share and including certain assets that have been monetized through sale or joint venture:

(in thousands)
			Estimated	Estimated				Estimated
	Number	Project	Development	Project	Projected Annual Income (2)			Incremental
Estimated Project Costs (1)	of Projects	Square Feet	Costs (1)	Costs (1)	Total	Existing	Incremental	Yield (3)
< $10,000	28	2,182	$125,600	$127,900	$23,400	$5,700	$17,700
$10,001 - $20,000 (4)	32	3,721	439,000	458,900	63,100	15,300	47,900
> $20,001	22	3,738	803,100	861,900	115,100	23,100	91,900
Announced projects	82	9,641	$1,367,700	$1,448,700	$201,600	$44,100	$157,500	10.5-11.5%
Acquired projects	15		63,600	63,600
Total projects	97		$1,431,300	$1,512,300

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projected annual income includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Projected incremental annual income divided by total estimated project costs.
(4)	Includes Saugus, MA project which has been temporarily postponed while the Company identifies a new lead tenant.

Transactions

In 2018, the Company contributed its assets in Santa Monica (CA), La Jolla (CA) and West Hartford (CT) into three joint ventures with institutional capital partners representing a total transaction value of $362 million, or $744 PSF, and generated $117.0 million of gross proceeds.

In 2018, the Company also sold 21 properties, primarily those in smaller markets, totaling 2.1 million square feet that generated gross proceeds of $114.3 million, or $54 PSF. These transactions included five dispositions in the fourth quarter that generated gross proceeds of $47.3 million, or $78 PSF.

Balance Sheet

On July 31, 2018, the Company entered into a new $2.0 billion term loan facility with Berkshire Hathaway Life Insurance Company (the “Term Loan Facility”).  The Term Loan Facility, which matures on July 31, 2023, provided for an initial funding of $1.6 billion at closing and includes a committed $400 million incremental funding facility (subject to certain conditions).

The Company used a portion of the proceeds from the initial funding to fully repay its outstanding mortgage loan and unsecured term loan.  The Company expects the remaining proceeds from the initial funding, as well as borrowings under the incremental funding facility, will be used to fund the Company’s redevelopment pipeline and to pay operating expenses of the Company and its subsidiaries.

As of December 31, 2018, the Company had nearly $1.0 billion of identified liquidity, including $532.9 million of cash on the balance sheet, the $400 million incremental funding facility (subject to certain conditions) and assets under contract for sale for anticipated gross proceeds of $59.8 million (assets under contract for sale are subject to customary closing conditions and there can be no assurance that such transactions will be consummated).

The Term Loan Facility includes certain financial metrics, including fixed charge coverage ratios, leverage ratios and a minimum net worth, that could be negatively impacted by a loss of revenue from Sears Holdings, including if the 2015 Sears Holdings Master Lease is rejected and the Holdco Master Lease becomes effective. A failure to satisfy any of these financial metrics will require the Company to seek lender approval to monetize assets via sale or joint venture and also provide the lender the right to request mortgages on its real estate collateral.  The failure to satisfy any of these financial metrics will not result in an event of default, mandatory amortization, cash flow sweep or any similar provision.

Dividends

On October 23, 2018, the Company’s Board of Trustees declared a fourth quarter common stock dividend of $0.25 per each Class A and Class C common share.  The common dividend was paid on January 10, 2019 to shareholders of record on December 31, 2018.  Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) were entitled to an equal distribution per each Operating Partnership unit held on December 31, 2018.  On October 23, 2018, the Company’s Board of Trustees also declared a preferred stock dividend of $0.4375 per each Series A Preferred Share.  The preferred dividend was paid on January 14, 2019 to holders of record on December 31, 2018.

On February 20, 2019, the Company’s Board of Trustees declared a first quarter common stock dividend of $0.25 per each Class A and Class C common share.  The common dividend will be paid on April 11, 2019 to shareholders of record on March 29, 2019.  Holders of units in the Operating Partnership are entitled to an equal distribution per each Operating Partnership unit held on March 29, 2019.  On February 20, 2019, the Company’s Board of Trustees also declared a preferred stock dividend of $0.4375 per each Series A Preferred Share.  The preferred dividend will be paid on April 15, 2019 to holders of record on March 29, 2019.

The Company has announced that the Board of Trustees does not currently expect to declare additional common dividends for the remainder of 2019, based on its assessment of the Company’s investment opportunities and its expectations of taxable income for the year.  The Board of Trustees will reevaluate this position at the end of 2019, if necessary, to ensure that the Company meets its distribution requirements as a REIT.  The Company has also announced that the Board of Trustees expects that cash dividends for the Company’s preferred shares will continue to be paid each quarter.

Sears Holdings Bankruptcy and Holdco Master Lease

On October 15, 2018, Sears Holdings and certain of its affiliates filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On February 11, 2019, Transform Holdco LLC (“Holdco”), an affiliate of ESL Investments, Inc., completed the acquisition of an approximately 425-store retail footprint and other assets and component businesses of Sears Holdings on a going-concern basis.

On February 28, 2019, the Company entered into a master lease with affiliates of Holdco (the “Holdco Master Lease”) comprising 51 of the Company’s wholly-owned properties that remained subject to the master lease with Sears Holdings (the “2015 Sears Holdings Master Lease”) at the time Sears Holdings filed for bankruptcy protection.

A condition to the performance and obligations provided for in the Holdco Master Lease is the rejection of the 2015 Sears Holdings Master Lease.  The 2015 Sears Holdings Master Lease will be rejected if either (i) the Bankruptcy Court issues an order approving the rejection of the 2015 Sears Holdings Master Lease or (ii) the 2015 Sears Holdings Master Lease is deemed to be rejected pursuant to the operation of the Bankruptcy Code.  As a result of this condition, there can be no assurance as to the commencement of our and Holdco’s performance and obligations provided for in the Holdco Master Lease and/or the timing thereof.

The Holdco Master Lease, as executed, contains terms that are similar to the 2015 Sears Holdings Master Lease with the addition of certain enhanced landlord recapture and tenant termination rights.  Additional information regarding the Holdco Master Lease can be found in the Form 8-K filed with the Securities and Exchange Commission on February 28, 2019.

Financial Results

Below is a summary of the Company’s financial results for the quarter and year ended December 31, 2018 and December 31, 2017:

(in thousands except per share amounts)	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net loss attributable to common shareholders	$(56,038)	$(43,456)	$(78,375)	$(73,999)
Net loss per share attributable to common shareholders	(1.57)	(1.27)	(2.20)	(2.19)

Total NOI	34,055	39,560	143,107	174,758

FFO	7,009	11,131	24,111	91,690
FFO per share	0.13	0.20	0.43	1.65

Company FFO	(4,438)	11,522	15,746	81,797
Company FFO per share	(0.08)	0.21	0.28	1.47

Net Loss

Net loss for both the quarter and year ended December 31, 2018 include significant depreciation and amortization expense related to the accelerated amortization of certain lease intangibles as a result of the recapture of space from, or the termination of space by, Sears Holdings, and the demolition of certain buildings for redevelopment.  The quarter and year ended December 31, 2018 also included additional accelerated amortization of certain lease intangibles as a result of Sears Holdings’ bankruptcy filing.

Total NOI

The decrease in Total NOI for both the quarter and year ended December 31, 2018 was driven primarily by reduced rental income under the 2015 Sears Holdings Master Lease as a result of recapture and termination activity at our properties.  In addition, the Company sold 21 wholly-owned properties and 50% interests in three wholly-owned properties in 2018, which contributed to the decrease in Total NOI.

Since inception, nearly 20.0 million square feet of leased space, representing approximately $80.0 million of annual base rent, has been, or will be, taken offline through recapture and termination activity. To date, the Company has signed new leases with diversified, non-Sears tenants for an aggregate annual base rent of $131.2 million across 7.9 million square feet of space. A majority of these newly signed leases are categorized as SNO leases and are expected to begin paying rent throughout the next 24 months.

FFO and Company FFO

The decrease in FFO and Company FFO for both the quarter and year ended December 31, 2018 were driven by the same factors driving the decrease in Total NOI, as well (i) lower straight-line rent as a result of recapture and termination activity at our properties, (ii) the write-off of certain straight-line rent receivables as a result of Sears Holdings’ bankruptcy filing, (iii) higher interest expense resulting from our debt refinancing in the third quarter of 2018, and (iv) dividends related to the $70 million preferred equity raise that was completed late in the fourth quarter of 2017.  In addition, FFO for the quarter ended December 31, 2018 included higher termination fee income which partially offset the other factors driving the decrease in FFO, and both FFO and Company FFO for the year ended December 31, 2018 were impacted by higher G&A expenses, including personnel costs related to our growing platform and certain legal and advisory costs related to Sears Holdings’ bankruptcy filing.

Portfolio Summary

Below is a summary of the Company’s portfolio as December 31, 2018:

	Wholly Owned	Unconsolidated
	Portfolio	Joint Ventures	Total
Properties	206	26	232

Malls	94	24	118
Strip centers and freestanding	112	2	114

GLA (at share) (000s)	31,602	2,348	33,950
% leased	65.6%	76.4%	66.3%

The unleased space as of December 31, 2018 included approximately 2.5 million SF of remaining lease-up at announced redevelopment projects, and approximately 8.9 million SF of additional leasing opportunity at properties throughout the Company’s portfolio.

Announced Development Projects

As of December 31, 2018, the Company had originated 82 redevelopment projects since the Company’s inception.  These projects represent an estimated total investment of $1.45 billion ($1.37 billion at share), of which an estimated $907 million ($849 million at share) remains to be spent, and are expected to generate an incremental yield on cost of approximately 11.0%.

The tables below provide brief descriptions of each of the redevelopment projects originated on the Company’s platform since its inception, including certain assets that have been monetized through sale or joint venture:

Total Project Costs under $10 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
King of Prussia, PA	Repurpose former auto center space for Outback Steakhouse, Yard House and small shop retail	29,100	Complete
Merrillville, IN	Termination property; redevelop existing store for At Home and small shop retail	132,000	Complete
Elkhart, IN	Termination property; existing store has been released to Big R Stores	86,500	Complete
Bowie, MD	Recapture and repurpose auto center space for BJ's Brewhouse	8,200	Complete
Troy, MI	Partial recapture; redevelop existing store for At Home	100,000	Complete
Rehoboth Beach, DE	Partial recapture; redevelop existing store for andThat! and PetSmart	56,700	Complete
Henderson, NV	Termination property; redevelop existing store for At Home, Seafood City, Blink Fitness and additional retail	144,400	Complete
Cullman, AL	Termination property; redevelop existing store for Bargain Hunt, Tractor Supply and Planet Fitness	99,000	Complete
Jefferson City, MO	Termination property; redevelop existing store for Orscheln Farm and Home	96,000	Complete
Guaynabo, PR	Partial recapture; redevelop existing store for Planet Fitness, Capri and additional retail and restaurants	56,100	Complete
Ft. Wayne, IN	Site densification (project expansion); new outparcels for BJ's Brewhouse and Chick-Fil-A	12,000	Complete
Westwood, TX	Termination property; site has been leased to Sonic Automotive and will be repurposed as an auto dealership	213,600	Complete
Albany, NY	Recapture and repurpose auto center space for BJ's Brewhouse, Ethan Allen and additional small shop retail	28,000	Substantially complete
Kearney, NE	Termination property; redevelop existing store for Marshall's, PetSmart, Ross Dress for Less and Five Below	92,500	Substantially complete
Dayton, OH	Recapture and repurpose auto center space for Outback Steakhouse and additional restaurants	14,100	Substantially complete
Florissant, MO	Site densification; new outparcel for Chick-Fil-A	5,000	Delivered to tenant
St. Clair Shores, MI	100% recapture; demolish existing store and develop site for new Kroger grocery store	107,200	Delivered to tenant
Hagerstown, MD	Recapture and repurpose auto center space for BJ's Brewhouse, Verizon and additional retail	15,400	Sold
New Iberia, LA	Termination property; redevelop existing store for Ross Dress for Less, Rouses Supermarkets, Hobby Lobby and small shop retail	93,100	Underway	Q1 2019
North Little Rock, AR	Recapture and repurpose auto center space for LongHorn Steakhouse and additional small shop retail	17,300	Underway	Q2 2019
Hopkinsville, KY	Termination property; redevelop existing store for Bargain Hunt, Farmer's Furniture, Harbor Freight Tools and small shop retail	87,900	Underway	Q2 2019
Mt. Pleasant, PA	Termination property; redevelop existing store for Aldi, Big Lots and additional retail	86,300	Underway	Q3 2019
Oklahoma City, OK	Site densification; new fitness center for Vasa Fitness	59,500	Underway	Q3 2019
Gainesville, FL	Termination property; repurpose existing store as office space for Florida Clinical Practice Association / University of Florida College of Medicine	139,100	Underway	Q4 2019
Layton, UT	Termination property; a portion of the space has been leased to Extra Space Storage and will be repurposed as self storage; existing tenants include Vasa Fitness and small shop retail	172,100	Q1 2019	Q2 2019
Hampton, VA	Site densification; new outparcel for Chick-fil-A	2,200	Sold
Houston, TX	100% recapture; entered into ground lease with adjacent mall with potential to participate in future redevelopment	214,400	Q1 2019	Q2 2019
Hialeah, FL	Recapture and repurpose auto center space for restaurants and small shop retail	14,000	Q2 2019	Q1 2020

Total Project Costs $10 - $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Braintree, MA	100% recapture; redevelop existing store for Nordstrom Rack, Saks OFF 5th and additional retail	90,000	Complete
Honolulu, HI	100% recapture; redevelop existing store for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	Complete
Anderson, SC	100% recapture (project expansion); redevelop existing store for Burlington Stores, Gold's Gym, Sportsman's Warehouse, additional retail and restaurants	111,300	Complete
Madison, WI	Partial recapture; redevelop existing store for Dave & Busters, Total Wine & More, additional retail and restaurants	75,300	Substantially complete
Orlando, FL	100% recapture; demolish and construct new buildings for Floor & Decor, Orchard Supply Hardware, LongHorn Steakhouse, Mission BBQ, Olive Garden and additional small shop retail and restaurants	139,200	Substantially complete
Paducah, KY	Termination property; redevelop existing store for Burlington Stores, Ross Dress for Less and additional retail	102,300	Substantially complete
Springfield, IL	Termination property; redevelop existing store for Burlington Stores, Binny's Beverage Depot, Marshall's, Orangetheory Fitness, Outback Steakhouse, CoreLife Eatery and additional small shop retail	133,400	Substantially complete
Thornton, CO	Termination property; redevelop existing store for Vasa Fitness and additional junior anchors	191,600	Substantially complete
Cockeysville, MD	Partial recapture; redevelop existing store for HomeGoods, Michael's Stores, additional junior anchors and restaurants	83,500	Substantially complete
Warwick, RI	Termination property (project expansion); redevelop existing store and detached auto center for At Home, BJ's Brewhouse, Raymour & Flanigan, additional retail and restaurants	190,700	Substantially complete
Salem, NH	Densify site with new theatre for Cinemark and recapture and repurpose auto center for restaurant space to join existing tenant Dick's Sporting Goods	71,200	Delivered to tenants
Fairfax, VA	Partial recapture; redevelop existing store and attached auto center for Dave & Busters, additional junior anchors and restaurants	110,300	Delivered to tenants
Temecula, CA	Partial recapture; redevelop existing store and detached auto center for Round One, small shop retail and restaurants	65,100	Delivered to tenant
Hialeah, FL	100% recapture; redevelop existing store for Bed, Bath & Beyond, Ross Dress for Less and dd's Discounts to join current tenant, Aldi	88,400	Delivered to tenants
Santa Cruz, CA	Partial recapture; redevelop existing store for TJ Maxx, HomeGoods and additional junior anchors	62,200	Sold
North Hollywood, CA	Partial recapture; redevelop existing store for Burlington Stores and Ross Dress for Less	79,800	Underway	Q1 2019
North Miami, FL	100% recapture; redevelop existing store for Blink Fitness, Burlington Stores, Michael's and Ross Dress for Less	124,300	Underway	Q2 2019
Canton, OH	Partial recapture; redevelop existing store for Dave & Busters and restaurants	83,900	Underway	Q2 2019
North Riverside, IL	Partial recapture; redevelop existing store and detached auto center for Blink Fitness, Round One, additional junior anchors, small shop retail and restaurants	103,900	Underway	Q2 2019
Olean, NY	Termination property (project expansion); redevelop existing store for Marshall's, Ollie's Bargain Basement and additional retail	125,700	Underway	Q2 2019
West Jordan, UT	Termination property (project expansion); redevelop existing store and attached auto center for At Home, Burlington Stores and additional retail	190,300	Underway	Q2 2019
Las Vegas, NV	Partial recapture; redevelop existing store for Round One and additional retail	78,800	Underway	Q3 2019
Roseville, MI	Termination property (project expansion); redevelop existing store for At Home, Hobby Lobby, Chick-fil-A and additional retail	369,800	Underway	Q3 2019
Yorktown Heights, NY	Partial recapture; redevelop existing store for 24 Hour Fitness and retail uses	85,200	Underway	Q4 2019
Charleston, SC	100% recapture (project expansion); redevelop existing store and detached auto center for Burlington Stores and additional retail	126,700	Underway	Q4 2019
Chicago, IL (Kedzie)	Termination property; redevelop existing store for Ross Dress for Less, dd's Discounts, Blink Fitness and additional retail	123,300	Underway	Q4 2019
El Paso, TX	Termination property; redevelop existing store for Ross Dress for Less, dd's Discounts and additional retail	114,700	Underway	Q4 2019
Warrenton, VA	Termination property; redevelop existing store for HomeGoods and additional retail	97,300	Q1 2019	Q3 2019
Pensacola, FL	Termination property; redevelop existing store for BJ's Wholesale, additional retail and restaurants	134,700	Q1 2019	Q1 2020
Vancouver, WA	Partial recapture; redevelop existing store for Round One, Hobby Lobby and additional retail and restaurants	72,400	Q1 2019	Q2 2020
Manchester, NH	Termination property; redevelop existing store for Dick's Sporting Goods, Dave & Busters, additional retail and restaurants	117,700	Q3 2019	Q3 2020
Saugus, MA	Partial recapture; redevelop existing store and detached auto center (note: temporarily postponed while the Company identifies a new lead tenant)	99,000	To be determined

Total Project Costs over $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Memphis, TN	100% recapture; demolish and construct new buildings for LA Fitness, Nordstrom Rack, Ulta Beauty, Hopdoddy Burger Bar and additional junior anchors, restaurants and small shop retail	135,200	Complete
St. Petersburg, FL	100% recapture; demolish and construct new buildings for Dick's Sporting Goods, Lucky's Market, PetSmart, Five Below, Chili's Grill & Bar, Pollo Tropical, LongHorn Steakhouse, Verizon and additional small shop retail and restaurants	142,400	Complete
West Hartford, CT	100% recapture; redevelop existing store and detached auto center for buybuyBaby, Cost Plus World Market, REI, Saks OFF Fifth, other junior anchors, Shake Shack and additional small shop retail (note: contributed to West Hartford JV in Q2 2018)	147,600	Substantially complete
Wayne, NJ	Partial recapture (project expansion); redevelop existing store and detached auto center for Cinemark, Dave & Busters and additional junior anchors and restaurants (note: contributed to GGP II JV in Q3 2017)	156,700	Delivered to tenant
Carson, CA	100% recapture (project expansion); redevelop existing store for Burlington Stores, Ross Dress for Less, Gold's Gym and additional retail	163,800	Underway	Q1 2019
Watchung, NJ	100% recapture; demolish full-line store and detached auto center and construct new buildings for Cinemark, HomeSense, Sierra Trading Post, Ulta Beauty, Chick-fil-A, small shop retail and additional restaurants	126,700	Underway	Q2 2019
Austin, TX	100% recapture (project expansion); redevelop existing store for AMC Theatres, additional junior anchors and restaurants	177,400	Underway	Q3 2019
El Cajon, CA	100% recapture; redevelop existing store and auto center for Ashley Furniture, Bob's Discount Furniture, Burlington Stores and additional retail and restaurants; a portion of the space has been leased to Extra Space Storage and will be repurposed as self storage	242,700	Underway	Q3 2019
Anchorage, AK	100% recapture; redevelop existing store for Guitar Center, Safeway, Planet Fitness and additional retail to join current tenant, Nordstrom Rack	142,500	Underway	Q4 2019
Aventura, FL	100% recapture; demolish existing store and construct new, multi-level open air retail destination featuring a leading collection of experiential shopping, dining and entertainment concepts alongside a treelined esplanade and activated plazas	216,600	Underway	Q4 2019
East Northport, NY	Termination property; redevelop existing store and attached auto center for AMC Theatres, 24 Hour Fitness, Floor & Decor and small shop retail	179,700	Underway	Q4 2019
Greendale, WI	Termination property; redevelop existing store and attached auto center for Dick's Sporting Goods, Round One, TJ Maxx, additional retail and restaurants	223,800	Underway	Q4 2019
Reno, NV	100% recapture; redevelop existing store and auto center for Round One and additional retail	169,800	Underway	Q4 2019
San Diego, CA	100% recapture; redevelop existing store into two highly-visible, multi-level buildings with exterior facing retail space leased to Equinox Fitness and a premier mix of experiential shopping, dining, and entertainment concepts (note: contributed to UTC JV in Q2 2018)	206,000	Underway	Q4 2019
Santa Monica, CA	100% recapture; redevelop existing building into premier, mixed-use asset featuring unique, small-shop retail and creative office space (note: contributed to Mark 302 JV in Q1 2018)	96,500	Underway	Q4 2019
Tucson, AZ	100% recapture; redevelop existing store and auto center for Round One and additional retail	224,300	Underway	Q4 2019
Fairfield, CA	100% recapture (project expansion); redevelop existing store and auto center for Dave & Busters, AAA Auto Repair Center and additional retail	146,500	Underway	Q1 2020
Roseville, CA	Termination property (project expansion): redevelop existing store and auto center for Cinemark, Round One, AAA Auto Repair Center, additional retail and restaurants	147,400	Underway	Q2 2020
Plantation, FL	100% recapture (project expansion); redevelop existing store and auto center for GameTime, Powerhouse Gym, additional retail and restaurants	184,400	Underway	Q1 2020
San Antonio, TX	Termination property (project expansion); redevelop existing store for Bed Bath & Beyond, buybuyBaby, Tru Fit and additional retail to complement repurposed auto center occupied by Orvis, Jared's Jeweler and Shake Shack	215,900	Q1 2019	Q2 2020
Asheville, NC	100% recapture; redevelop existing store and auto center for Alamo Drafthouse, restaurants and small shop retail	110,600	Q1 2019	Q3 2020
Orland Park, IL	100% recapture; redevelop existing store for AMC Theatres, 24 Hour Fitness, additional retail and restaurants	181,900	Q3 2019	Q4 2020

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of NOI, Total NOI, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance.  Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”), Total NOI and Annualized Total NOI

NOI is defined as income from property operations less property operating expenses.  The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties.  This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.  The Company also considers Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Annualized Total NOI is an estimate, as of the end of the reporting period, of the annual Total NOI to be generated by the Company’s portfolio including all signed leases and modifications to the Company’s master lease with Sears Holdings with respect to recaptured space.   We calculate Annualized Total NOI by adding or subtracting current period adjustments for leases that commenced or expired during the period to Total NOI (as defined) for the period and annualizing, and then adding estimated annual Total NOI attributable to SNO leases and subtracting estimated annual Total NOI attributable to Sears Holdings’ space to be recaptured.

Annualized Total NOI is a forward-looking non-GAAP measure for which the Company does not believe it can provide reconciling information to a corresponding forward-looking GAAP measure without unreasonable effort.

Funds from Operations ("FFO") and Company FFO

FFO is calculated in accordance with NAREIT which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets.  The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.  The Company previously referred to this metric as Normalized FFO; the definition and calculation remain the same.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: our material exposure to Sears Holdings and the effects of its previously announced bankruptcy filing; Sears Holdings’ termination and other rights under its master lease with us; competition in the real estate and retail industries; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our relatively limited history as an operating company.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in our filings with the Securities and Exchange Commission, including the risk factors relating to Sears Holdings.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed REIT with 206 wholly-owned properties and 26 joint venture properties totaling approximately 36.3 million square feet of space across 48 states and Puerto Rico.  The Company was formed to unlock the underlying real estate value of a high-quality retail portfolio it acquired from Sears Holdings in July 2015.  Pursuant to a master lease, the Company has the right to recapture certain space from Sears Holdings for retenanting or redevelopment purposes.  The Company’s mission is to create and own revitalized shopping, dining, entertainment and mixed-use destinations that provide enriched experiences for consumers and local communities, and create long-term value for our shareholders.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Investment in real estate
Land	$696,792	$799,971
Buildings and improvements	900,173	829,168
Accumulated depreciation	(137,947)	(139,483)
	1,459,018	1,489,656
Construction in progress	292,049	224,904
Net investment in real estate	1,751,067	1,714,560
Real estate held for sale	3,094	—
Investment in unconsolidated joint ventures	398,577	282,990
Cash and cash equivalents	532,857	241,569
Restricted cash	—	175,665
Tenant and other receivables, net	36,926	30,787
Lease intangible assets, net	123,656	310,098
Prepaid expenses, deferred expenses and other assets, net	29,899	20,148
Total assets	$2,876,076	$2,775,817

LIABILITIES AND EQUITY
Liabilities
Term loan facility, net	$1,598,053	$—
Mortgage loans payable, net	—	1,202,314
Unsecured term loan, net	—	143,210
Accounts payable, accrued expenses and other liabilities	127,565	109,433
Total liabilities	1,725,618	1,454,957

Commitments and contingencies

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 35,667,521 and 32,415,734 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	357	324
Class B common shares $0.01 par value; 5,000,000 shares authorized; 1,322,365 and 1,328,866 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	13	13
Class C common shares $0.01 par value; 50,000,000 shares authorized; nil and 3,151,131 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	—	31
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of December 31, 2018 and December 31, 2017; liquidation preference of $70,000	28	28
Additional paid-in capital	1,124,504	1,116,060
Accumulated deficit	(344,132)	(229,760)
Total shareholders' equity	780,770	886,696
Non-controlling interests	369,688	434,164
Total equity	1,150,458	1,320,860
Total liabilities and equity	$2,876,076	$2,775,817

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
REVENUE
Rental income	$41,985	$38,966	$156,055	$178,492
Tenant reimbursements	12,962	14,712	57,503	62,525
Management and other fee income	167	-	1,196	—
Total revenue	55,114	53,678	214,754	241,017
EXPENSES
Property operating	8,583	5,715	28,705	19,700
Real estate taxes	9,649	9,946	42,446	45,653
Depreciation and amortization	92,627	91,878	226,675	262,171
General and administrative	9,980	11,263	34,788	27,902
Provision for doubtful accounts	—	39	257	158
Total expenses	120,839	118,841	332,871	355,584
Gain on sale of real estate	2,746	(1,571)	96,165	11,447
Gain on sale of interests in unconsolidated joint ventures	—	16,573	—	60,302
Equity in loss of unconsolidated joint ventures	(3,442)	(3,562)	(10,448)	(7,788)
Interest and other income	5,588	405	7,886	877
Interest expense	(25,016)	(17,040)	(90,020)	(70,112)
Change in fair value of interest rate cap	-	(15)	(23)	(701)
Loss before income taxes	(85,849)	(70,373)	(114,557)	(120,542)
Provision for income taxes	116	(5)	(321)	(271)
Net loss	(85,733)	(70,378)	(114,878)	(120,813)
Net loss attributable to non-controlling interests	30,920	27,167	41,406	47,059
Net loss attributable to Seritage	$(54,813)	$(43,211)	$(73,472)	$(73,754)
Preferred dividends	(1,225)	(245)	(4,903)	(245)
Net loss attributable to Seritage common shareholders	$(56,038)	$(43,456)	$(78,375)	$(73,999)

Net loss per share attributable to Seritage Class A and Class C common shareholders - Basic	$(1.57)	$(1.27)	$(2.20)	$(2.19)
Net loss per share attributable to Seritage Class A and Class C common shareholders - Diluted	$(1.57)	$(1.27)	$(2.20)	$(2.19)
Weighted average Class A and Class C common shares outstanding - Basic	35,589	34,094	35,560	33,804
Weighted average Class A and Class C common shares outstanding - Diluted	35,589	34,094	35,560	33,804

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Quarter Ended December 31,		Year Ended December 31,
NOI and Total NOI	2018	2017	2018	2017
Net loss	$(85,733)	$(70,378)	$(114,878)	$(120,813)
Termination fee income	(11,549)	(1,954)	(18,711)	(19,314)
Management and other fee income	(167)	—	(1,196)	—
Depreciation and amortization	92,627	91,878	226,675	262,171
General and administrative expenses	9,980	11,263	34,788	27,902
Equity in loss of unconsolidated joint ventures	3,442	3,562	10,448	7,788
Gain on sale of interests in unconsolidated joint ventures	—	(16,573)	—	(60,302)
Gain on sale of real estate	(2,746)	1,571	(96,165)	(11,447)
Interest and other income	(5,588)	(405)	(7,886)	(877)
Interest expense	25,016	17,040	90,020	70,112
Change in fair value of interest rate cap	-	15	23	701
Provision for income taxes	(116)	5	321	271
NOI	$25,166	$36,024	$123,439	$156,192
NOI of unconsolidated joint ventures	5,036	5,219	19,138	23,547
Straight-line rent adjustment (1)	4,459	(1,522)	2,170	(3,918)
Above/below market rental income/expense (1)	(606)	(161)	(1,640)	(1,063)
Total NOI	$34,055	$39,560	$143,107	$174,758

(1)	Includes adjustments for unconsolidated joint ventures.

Computation of Annualized Total NOI (in thousands)

	As of December 31,
Annualized Total NOI	2018	2017
Total NOI (per above)	$34,055	$39,560
Period adjustments (1)	163	(698)
Adjusted Total NOI	34,218	38,862
Annualize	x 4	x 4
Adjusted Total NOI annualized	136,872	155,448
Plus: estimated annual Total NOI from SNO leases	80,223	62,376
Less: estimated annual Total NOI from associated space to be recaptured from Sears	(4,354)	(4,994)
Annualized Total NOI	$212,741	$212,830

(1)	Includes adjustments to account for leases not in place for the full period.

Reconciliation of Net Loss to FFO and Company FFO (in thousands)

	Quarter Ended December 31,		Year Ended December 31,
FFO and Company FFO	2018	2017	2018	2017
Net loss	$(85,733)	$(70,378)	$(114,878)	$(120,813)
Real estate depreciation and amortization (consolidated properties)	91,853	91,385	224,217	260,543
Real estate depreciation and amortization (unconsolidated joint ventures)	4,860	5,371	15,840	23,954
Gain on sale of interests in unconsolidated joint ventures	—	(16,573)	—	(60,302)
Gain on sale of real estate	(2,746)	1,571	(96,165)	(11,447)
Dividends on preferred shares	(1,225)	(245)	(4,903)	(245)
FFO attributable to common shareholders and unitholders	$7,009	$11,131	$24,111	$91,690
Termination fee income	(11,549)	(1,954)	(18,711)	(19,314)
Change in fair value of interest rate cap	-	15	23	701
Amortization of deferred financing costs	102	2,330	10,323	8,720
Company FFO attributable to common shareholders and unitholders	$(4,438)	$11,522	$15,746	$81,797

FFO per diluted common share and unit	$0.13	$0.20	$0.43	$1.65
Company FFO per diluted common share and unit	$(0.08)	$0.21	$0.28	$1.47

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	35,589	34,094	35,560	33,804
Weighted average OP units outstanding	20,158	21,820	20,153	21,820
Weighted average common shares and units outstanding	55,747	55,914	55,713	55,624